Exhibit 99.1

The Bancorp, Inc. and The Bancorp Bank, N.A. Receive Upgraded Ratings from KBRA

KBRA Upgrades Ratings for The Bancorp, Inc. and The Bancorp Bank, N.A.

WILMINGTON, Delaware, August 4, 2025 – The Bancorp, Inc. (NASDAQ: TBBK) today announced that Kroll Bond Rating Agency, LLC (“KBRA”) has upgraded multiple long- and short-term credit ratings for both The Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, The Bancorp Bank, N.A. (the “Bank”) (collectively “The Bancorp”).

For the Company, KBRA upgraded the senior unsecured debt rating to BBB+ from BBB, the subordinated debt rating to BBB from BBB-, and the short-term debt rating to K2 from K3. In addition, KBRA upgraded the Bank’s deposit and senior unsecured debt ratings to A- from BBB+, and the subordinated debt rating to BBB+ from BBB. The Bank’s short-term deposit and debt ratings of K2 were affirmed. In conjunction with the upgraded ratings, KBRA revised its outlook for all long-term ratings to Stable from Positive.

Key Highlights from KBRA’s Rating Announcement:

-	Industry Leader in the BaaS Industry: The upgrades are supported by The Bancorp’s long-standing position as a leader in the banking as a service industry, particularly in the prepaid and debit card space, where the Bank ranks as the largest issuer of prepaid cards by transaction volume;
-	Non-interest Income Growth: The Bancorp has been able to generate above-peer fee revenues, including a 30% year-over-year increase in non-interest income in the first half of 2025, reaching fee revenues of $78 million, or 1.7% of average assets.
-	Above-Peer Capital Levels: The Bancorp has maintained capital levels that exceed its peers, including a Common Equity Tier 1 (CET1) ratio of 14.4% as of the second quarter in 2025.

The full KBRA rating report and press release are available at www.kbra.com. KBRA’s credit ratings and analysis represent the agency’s independent opinions and should not be considered statements of fact or investment recommendations by KBRA or the Company.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK), through its subsidiary, The Bancorp Bank, N.A., provides non-bank financial companies with the people, processes, and technology to meet their unique banking needs. With over 20 years of experience, The Bancorp delivers partner-focused solutions paired with cutting-edge technology for companies that range from entrepreneurial startups to Fortune 500 companies. Through its Fintech Solutions, Institutional Banking, Commercial Lending, and Real Estate Bridge Lending businesses, The Bancorp is the third-largest bank by asset size in South Dakota, earning recognition as the #1 issuer of prepaid cards in the U.S., a nationwide provider of bridge financing for real estate capital improvement plans, an SBA National Preferred Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the country. With a company-wide commitment to excellence, The Bancorp is recognized as the top-ranked publicly traded bank with assets between $5B-$50B by Bank Director Magazine, a Readers’ Choice Top 50 Employer by Equal Opportunity Magazine and was selected to be included in the S&P Small Cap 600. For more about The Bancorp, visit https://thebancorp.com/.

Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements provide management’s current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Sentences containing words such as “believe,” “intend,” “plan,” “may,” “expect,” “should,” “could,” “anticipate,” “estimate,” “predict,” “project,” or their negatives, or other similar expressions of a future or forward-looking nature generally should be considered forward-looking statements. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company undertakes no obligation to review or update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

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Investor Relations
Andres Viroslav, Director of Investor Relations
The Bancorp
(215) 861-7990
aviroslav@thebancorp.com

Media Relations
Rachel Brick
Director of Strategic Communications
(302) 385-5410
rbrick@thebancorp.com

Source: The Bancorp, Inc.